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                                                                 EXHIBIT 23.7



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Search Financial Services, Inc. on Amendment No. 1 to Form S-4 of our report dated February 17, 1995, relating to the financial statements of Dealers Alliance Credit Corp. as of December 31, 1994 and 1993 and for the year ended December 31, 1994 and for the period from July 16, 1993 (date of incorporation) to December 31, 1993 appearing in Annex F which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
----------------------------
DELOITTE & TOUCHE LLP

Atlanta, Georgia
July 1, 1997